Exhibit 99.1

Globus Medical Reports Full Year and Fourth Quarter 2017 Results

AUDUBON, PA, February 21, 2018: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal solutions company, today announced its financial results for the fourth quarter and year ended December 31, 2017.

Fourth Quarter:

•	Worldwide sales increased 16.1% as reported to $176.0 million

•	Fourth quarter net income was $24.4 million, or 13.8% of sales, including a one-time tax reform expense of $11.0 million

•	Diluted earnings per share (EPS) were $0.25

•	Non-GAAP diluted EPS were $0.38

•	Non-GAAP adjusted EBITDA was 34.9% of sales

Full Year 2017:

•	Worldwide sales increased 12.8% as reported to $636.0 million

•	Net income for the year was $107.3 million, or 16.9% of sales, including a one-time tax reform expense of $11.0 million

•	Diluted EPS were $1.10

•	Non-GAAP diluted EPS were $1.31

•	Non-GAAP adjusted EBITDA was 35.6% of sales

“Fourth quarter sales were a record $176.0 million, a year-over-year increase of 16.1%", said Dave Demski, CEO. "We also delivered non-GAAP EPS of $0.38, despite increased investments to support our robotics and trauma launches. Sales growth was strong across all parts of the business in the fourth quarter, with U.S. spine up 6.5%, international spine up 16.2% and Imaging, Navigation and Robotics posting revenue for the first time.”

"Full year 2017 sales were $636.0 million, a 12.8% increase over 2016 and non-GAAP EPS was $1.31. In 2017, we not only recorded our first sales of the ExcelsiusGPS™ robotic and navigation system, we also launched 9 new products in spine, received FDA clearance for 10 systems in trauma, further expanded our in-house manufacturing capacity, recruited a record number of competitive sales reps into our U.S. spine sales force, made tremendous progress on the Alphatec International integration, and smoothly completed the CEO transition."

Fourth quarter sales in the U.S. increased 16.1% compared to the fourth quarter of 2016 as a result of mid-single digit core spine growth plus a successful robotic launch. International sales increased by 16.2% over the fourth quarter of 2016 on an as reported basis.

Fourth quarter GAAP net income was $24.4 million, flat compared to the same period last year including a one-time tax reform expense of $11.0 million. Diluted EPS for the fourth quarter was $0.25, also flat compared to the same period last year. Non-GAAP diluted EPS was $0.38 for the fourth quarter, an increase of 20.6%, compared to $0.31 in the fourth quarter of 2016.

The company generated operating cash flow of $44.8 million and non-GAAP free cash flow of $31.4 million in the fourth quarter of 2017. Full year 2017 operating cash flow was $159.5 million and non-GAAP free cash flow was $107.8 million. Cash, cash equivalents and marketable securities ended the quarter at $429.8 million. The company remains debt free.

2018 Annual Guidance
The company confirms 2018 full year sales of $690 million and non-GAAP fully diluted earnings per share of $1.50.

Conference Call Information
Globus Medical will hold a teleconference to discuss its 2017 fourth quarter and full year results with the investment community at 4:30 p.m. Eastern Time today.  Globus invites all interested parties to join the call by dialing:
1-855-533-7141          United States Participants
1-720-545-0060          International Participants
There is no pass code for the teleconference.
For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.
The call will be archived until Wednesday, February 28, 2018.  The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 716-5819.
About Globus Medical, Inc.
Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.
Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, provisions for litigation, technology in-licensing fee, and acquisition related costs, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business acquisition related contingent consideration; costs related to integrating recently acquired businesses including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one time licensing fees.

In addition, for the period ended December 31, 2017 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represents net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, prior period adjustment and the tax effects of such adjustments.  Prior period adjustments represent the cumulative impact of prior year adjustments related to depreciation, scrap and provision for excess and obsolete inventory, none of which were individually material to the related year's financial position or results of operations.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, prior period adjustments and the tax effects of such adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the periods ended December 31, 2017 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.  Furthermore, the non-GAAP measure of constant currency sales growth is calculated by translating current year sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency sales growth provides insight to the comparative increase or decrease in period sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.
Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth are not calculated in conformity with U.S. GAAP.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.  These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results.  Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth may differ from that of other companies and therefore may not be comparable.  Additionally, we have recast prior periods for non-GAAP net income and non-GAAP diluted earnings per share.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to successfully integrate the international operations acquired from Alphatec, both in general and on our anticipated timeline, our ability to transition Alphatec’s international customers to Globus products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.  Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Year Ended
(In thousands, except per share amounts)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Sales	$176,034	$151,590	$635,977	$563,994
Cost of goods sold	40,856	39,002	150,453	134,705
Gross profit	135,178	112,588	485,524	429,289

Operating expenses:
Research and development	11,413	13,643	43,679	44,532
Selling, general and administrative	72,958	60,839	267,817	222,156
Provision for litigation	(112)	100	2,668	3,156
Amortization of intangibles	2,238	1,805	7,909	3,478
Acquisition related costs	321	479	1,611	1,826
Total operating expenses	86,818	76,866	323,684	275,148

Operating income	48,360	35,722	161,840	154,141
Other income, net	2,240	755	8,088	3,138
Income before income taxes	50,600	36,477	169,928	157,279
Income tax provision	26,224	12,179	62,580	52,938

Net income	$24,376	$24,298	$107,348	$104,341

Earnings per share:
Basic	$0.25	$0.25	$1.12	$1.09
Diluted	$0.25	$0.25	$1.10	$1.08
Weighted average shares outstanding:
Basic	96,489	95,862	96,243	95,647
Diluted	98,726	96,513	97,887	96,432

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	December 31, 2017	December 31, 2016*

ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$118,817	$66,954
Restricted cash	—	477
Short-term marketable securities	254,890	223,358
Accounts receivable, net of allowances of $3,963 and $2,771, respectively	116,676	91,983
Inventories	108,409	112,692
Prepaid expenses and other current assets	11,166	14,502
Current portion of note receivable	1,667	—
Income taxes receivable	8,717	3,800
Total current assets	620,342	513,766
Property and equipment, net of accumulated depreciation of $191,760 and $166,711, respectively	143,167	124,229
Long-term marketable securities	56,133	60,444
Note receivable	28,333	30,000
Intangible assets, net	78,659	61,706
Goodwill	123,890	105,926
Other assets	7,947	928
Deferred income taxes	20,031	30,638
Total assets	$1,078,502	$927,637

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$25,039	$17,472
Accrued expenses	52,594	46,401
Income taxes payable	3,274	1,911
Business acquisition liabilities	11,411	14,108
Other current liabilities	755	—
Total current liabilities	93,073	79,892
Business acquisition liabilities, net of current portion	4,508	5,972
Deferred income taxes	10,669	7,876
Other liabilities	2,474	1,819
Total liabilities	110,724	95,559
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 96,658 and 95,930 shares at December 31, 2017 and December 31, 2016, respectively	97	96
Additional paid-in capital	238,341	211,725
Accumulated other comprehensive loss	(6,907)	(8,642)
Retained earnings	736,247	628,899
Total equity	967,778	832,078
Total liabilities and equity	$1,078,502	$927,637

* The December 31, 2016 consolidated balance sheet and consolidated statement of cash flows have been adjusted from those previously filed to correct the presentation of Cash and cash equivalents and Short-term marketable securities.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Year Ended
(In thousands)	December 31, 2017	December 31, 2016*
Cash flows from operating activities:
Net income	$107,348	$104,341
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,067	38,771
Amortization of premium on marketable securities	2,671	4,068
Write-down for excess and obsolete inventories	11,519	12,836
Stock-based compensation expense	14,686	11,382
Allowance for doubtful accounts	1,718	685
Change in fair value of contingent consideration	1,240	2,866
Non-cash settlement of accrued expenses	—	(4,632)
Impairment of intangible assets	516	3,472
Change in deferred income taxes	8,292	(3,810)
(Increase)/decrease in:
Restricted cash	477	25,641
Accounts receivable	(24,955)	(4,668)
Inventories	(5,277)	(10,503)
Prepaid expenses and other assets	(4,774)	4,568
Increase/(decrease) in:
Accounts payable	9,843	(23)
Accrued expenses and other liabilities	(2,064)	(18,164)
Income taxes payable/receivable	(3,772)	6,634
Net cash provided by operating activities	159,535	173,464

Cash flows from investing activities:
Purchases of marketable securities	(392,895)	(350,448)
Maturities of marketable securities	240,353	281,885
Sales of marketable securities	122,512	52,802
Purchases of property and equipment	(51,303)	(40,909)
Issuance of note receivable	—	(30,000)
Acquisition of businesses, net of cash acquired	(29,944)	(76,068)
Net cash used in investing activities	(111,277)	(162,738)

Cash flows from financing activities:
Payment of business acquisition liabilities	(10,109)	(5,404)
Proceeds from exercise of stock options	11,735	5,874
Net cash provided by financing activities	1,626	470

Effect of foreign exchange rate on cash	1,979	(1,894)

Net increase/(decrease) in cash and cash equivalents	51,863	9,302
Cash and cash equivalents, beginning of period	66,954	57,652
Cash and cash equivalents, end of period	$118,817	$66,954

Supplemental disclosures of cash flow information:
Interest paid	3	35
Income taxes paid	$59,111	$50,087

* The December 31, 2016 consolidated balance sheet and consolidated statement of cash flows have been adjusted from those previously filed to correct the presentation of Cash and cash equivalents and Short-term marketable securities.

Supplemental Financial Information

Sales by Geographic Area:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
United States	$148,012	$127,477	$529,882	$500,226
International	28,022	24,113	106,095	63,768
Total sales	$176,034	$151,590	$635,977	$563,994

Sales by Product Category:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Innovative Fusion	$85,451	$79,609	$327,391	$287,594
Disruptive Technology	90,583	71,981	308,586	276,400
Total sales	$176,034	$151,590	$635,977	$563,994
Liquidity and Capital Resources:

(Unaudited)	December 31, 2017	December 31, 2016*
(In thousands)
Cash and cash equivalents	$118,817	$66,954
Short-term marketable securities	254,890	223,358
Long-term marketable securities	56,133	60,444
Total cash, cash equivalents and marketable securities	$429,840	$350,756
* The December 31, 2016 consolidated balance sheet and consolidated statement of cash flows have been adjusted from those previously filed to correct the presentation of Cash and cash equivalents and Short-term marketable securities.

The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(In thousands, except percentages)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net income	$24,376	$24,298	$107,348	$104,341
Interest income, net	(1,862)	(1,164)	(6,608)	(3,057)
Provision for income taxes	26,224	12,179	62,580	52,938
Depreciation and amortization	8,294	17,235	42,067	38,771
EBITDA	57,032	52,548	205,387	192,993
Stock-based compensation expense	4,027	2,945	14,686	11,382
Provision for litigation	(112)	100	2,668	3,156
Acquisition related costs/licensing	553	5,280	3,391	6,931
Prior period adjustment, excluding depreciation	—	(3,697)	—	(3,697)
Adjusted EBITDA	$61,500	$57,176	$226,132	$210,765

Net income as a percentage of sales	13.8%	16.0%	16.9%	18.5%
Adjusted EBITDA as a percentage of sales	34.9%	37.7%	35.6%	37.4%
Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net income	$24,376	$24,298	$107,348	$104,341
Provision for litigation	(112)	100	2,668	3,156
Amortization of intangibles	2,238	1,805	7,909	3,478
Acquisition related costs/licensing	553	5,280	3,391	6,931
Prior period adjustment	—	1,765	—	1,765
Tax reform impact	11,014	—	11,014	—
Tax effect of adjusting items	(796)	(3,054)	(4,239)	(5,166)
Non-GAAP net income	$37,273	$30,194	$128,091	$114,505
Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(Per share amounts)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Diluted earnings per share, as reported	$0.25	$0.25	$1.10	$1.08
Provision for litigation	—	—	0.03	0.03
Amortization of intangibles	0.02	0.02	0.08	0.04
Acquisition related costs/licensing	0.01	0.05	0.03	0.07
Prior period adjustment	—	0.02	—	0.02
Tax reform impact	0.11	—	0.11	—
Tax effect of adjusting items	(0.01)	(0.03)	(0.04)	(0.05)
Non-GAAP diluted earnings per share	$0.38	$0.31	$1.31	$1.19

Non-GAAP Free Cash Flow Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net cash provided by operating activities	$44,837	$51,983	$159,535	$173,464
Adjustment for impact of restricted cash	—	1	(477)	(25,641)
Purchases of property and equipment	(13,425)	(14,208)	(51,303)	(40,909)
Non-GAAP free cash flow	$31,412	$37,776	$107,755	$106,914
Non-GAAP Sales on a Constant Currency Basis Comparative Table:

(Unaudited)	Three Months Ended		Reported Growth	Currency Impact on Current Period	Constant Currency Growth
(In thousands, except percentages)	December 31, 2017	December 31, 2016
United States	$148,012	$127,477	16.1%	—	16.1%
International	28,022	24,113	16.2%	$(251)	15.2%
Total sales	$176,034	$151,590	16.1%	$(251)	16.0%

(Unaudited)	Year Ended		Reported Growth	Currency Impact on Current Period	Constant Currency Growth
(In thousands, except percentages)	December 31, 2017	December 31, 2016
United States	$529,882	$500,226	5.9%	—	5.9%
International	106,095	63,768	66.4%	$346	66.9%
Total sales	$635,977	$563,994	12.8%	$346	12.8%

Contact:
Daniel Scavilla
Senior Vice President, Chief Financial Officer
Phone: (610) 930-1800
Email: investors@globusmedical.com
www.globusmedical.com